Exhibit 99.1

ChromaDex Appoints Kevin Farr as New CFO

IRVINE, Calif., Oct. 9, 2017 – ChromaDex Corp. (NASDAQ: CDXC), an innovator of science-based, proprietary health and wellness consumer products and ingredient technologies that promote health longevity, announced today that it has appointed Kevin Farr as new Chief Financial Officer, effective immediately. Farr is joining ChromaDex from Mattel, Inc., where he was Executive Vice President and CFO since 2000. Farr brings extensive global experience in building iconic consumer brands, including American Girl, Barbie, Fisher-Price, Hot Wheels and Thomas & Friends. ChromaDex expects that Thomas Varvaro will transition from ChromaDex over the coming months to pursue other opportunities. During this transition, he will take on the role of Senior Vice President, Finance and will report to Kevin Farr.

Farr has extensive global S&P 500 public company experience in corporate finance, treasury, tax, investor relations, strategic planning, corporate development, mergers and acquisitions, information technology, operational efficiency and transformation programs, and capital market transactions.

“Kevin is a seasoned finance and business leader with more than three decades of experience, including a top leadership position at one of the world’s great consumer goods companies,” said Robert Fried, President and Chief Strategy Officer of ChromaDex. “I’m excited to welcome Kevin to ChromaDex’s senior leadership team as CFO. His integrity and results-oriented mindset, will complement our team, as we focus on ChromaDex’s new growth strategy.”

“I see tremendous global growth opportunities for ChromaDex’s multifaceted ingredient, consulting and consumer products that focus on various patented ingredients and its flagship consumer product, TRU NIAGEN™,” said Kevin Farr. “I look forward to executing our new strategy to deliver TRU NIAGEN™ directly to the consumer and select resellers.”

Mr. Farr serves on the board of directors and is Chairman of the Audit Committee of Polaris, Inc., as well as on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California. Kevin received his master’s degree at Northwestern University and is a Certified Public Accountant. Prior to joining Mattel, he worked at PricewaterhouseCoopers for 10 years.

“I want to thank Tom Varvaro for his outstanding leadership as ChromaDex’s CFO over the last 14 years,” said ChromaDex Co-Founder and CEO, Frank Jaksch. “Tom has been instrumental in building ChromaDex into the science based innovation company that we are today.”

Tom Varvaro stated, "I am very proud of the work we have done at ChromaDex during my tenure, and it has been a very rewarding personal experience for me as well. I will continue to follow the company closely as the team builds on the current positive momentum and I look forward to seeing what they will be able to accomplish with NIAGEN® over the coming years.”

About ChromaDex:

ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting. As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin®, anthocyanins derived from a domestically-produced, water-extracted purple corn. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to Mr. Varvaro’s transition from ChromaDex, ChromaDex’s growth strategy, the ability of Mr. Farr to complement the ChromaDex team, the global growth opportunities for ChromaDex’s multifaceted ingredient, consulting and consumer products that focus on various patented ingredients and its flagship consumer product, TRU NIAGEN™, and the performance of NIAGEN® over the coming years. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com

ChromaDex Public Relations Contact:

Breah Ostendorf, Director of Marketing
949-537-4103
breaho@chromadex.com

END
###